UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 22, 2005


                         PLANETLINK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                                     GEORGIA
         (State or other jurisdiction of incorporation or organization)


             000-31763                                   58-2466623
      (Commission File Number)                (IRS Employer Identification No.)


1415 BOOKHOUT DRIVE, CUMMING, GEORGIA                      30041
(Address of principal executive offices)                (Zip Code)


                                 (678) 455-7075
              (Registrant's telephone number, including area code)


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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 2, 2005, as reported by Planetlink Communications, Inc. (the "Registrant") in the Registrant's Current Report, filed with the Commission on February 15, 2005, including the amendment, filed with the Commission on February 17, 2005, Marcum & Kliegman LLP, certified public accountants ("Marcum & Kliegman") informed the Registrant that Marcum & Kliegman resigned as the Registrant's independent accountant.

     Effective February 22, 2005, the Registrant engaged Russell Bedford Stefanou Mirchandani, LLP ("Russell Bedford") as the Registrant's independent accountants to report on the Registrant's balance sheet as of December 31, 2004, and the related combined statements of income, stockholders' equity and cash flows for the years then ended. The decision to appoint Russell Bedford was approved by the Registrant's Board of Directors.

     During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Russell Bedford, neither the Registrant nor anyone on the Registrant's behalf consulted with Russell Bedford regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 25, 2005.
                                      PLANETLINK COMMUNICATIONS, INC.



                                      By /s/ M. Dewey Bain
                                        ----------------------------------------
                                        M. Dewey Bain, President


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